Exhibit 10.1
EXHIBIT B
FORM OF VOTING AGREEMENT
This VOTING AGREEMENT (this “Agreement”), dated as of April 29, 2026, is executed by and among Hawthorn Bancshares, Inc. (“HBI”), a Missouri corporation and financial holding company registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and FSC Bancshares, Inc. (“FBI”), a Missouri corporation and bank holding company registered under the BHC Act, and the shareholders of FBI who are signatories hereto (referred to herein individually as a “Shareholder” and collectively as the “Shareholders”). Terms with their initial letters capitalized and not otherwise defined herein have the meanings given to them in the Reorganization Agreement (as defined below).
RECITALS
WHEREAS, concurrently with the execution of this Agreement, HBI and FBI are entering into that certain Agreement and Plan of Reorganization, dated as of the date hereof (as such agreement may be amended or supplemented from time to time, the “Reorganization Agreement”), pursuant to which (i) Hawthorn Holdco, Inc., a Missouri corporation and wholly owned subsidiary of HBI, will merge into FBI, with FBI continuing as the surviving entity (the “First Step Merger”), (ii) immediately following the First Step Merger and as part of the same overall transaction, FBI will merge with and into HBI, with HBI continuing as the surviving entity (the “Second Step Merger,” and together with the First Step Merger, the “Merger”), and (iii) immediately following the Merger, Farmers State Bank and Hawthorn Bank, a Missouri state-chartered trust company and wholly-owned subsidiary of HBI (“Hawthorn Bank”), will be combined through merger, with Hawthorn Bank continuing as the surviving entity, pursuant to a separate agreement and plan of bank merger;
WHEREAS, the Reorganization Agreement provides that all of the issued and outstanding shares of common stock, par value $2.00 per share, of FBI (“FBI Stock”) (other than any Cancelled Shares or Dissenting Shares) will be exchanged for such consideration as set forth in the Reorganization Agreement;
WHEREAS, as a condition and inducement to HBI’s willingness to enter into the Reorganization Agreement, HBI has requested that each of the Shareholders enter into this Agreement to vote all shares of FBI Stock beneficially owned by such Person in favor of the Reorganization Agreement and the transactions contemplated thereby; and
WHEREAS, HBI is relying on this Agreement in incurring expenses in reviewing FBI’s business, in preparing a proxy statement/prospectus, in proceeding with the filing of applications for regulatory approvals and in undertaking other actions necessary for the consummation of the Merger.
NOW, THEREFORE, in consideration of the substantial expenses that HBI will incur in connection with the transactions contemplated by the Reorganization Agreement and to induce HBI to execute the Reorganization Agreement and to proceed to incur such expenses, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby, severally and not jointly, agree as follows:
AGREEMENT
1.Each of the Shareholders hereby severally, but not jointly, represents and warrants to HBI that:
(a)such Shareholder is the registered owner or beneficial owner of, or has full voting power with respect to, the number of shares of FBI Stock set forth below such Shareholder’s name on such Shareholder’s signature page to this Agreement (the “Shares”) free and clear of all liens or encumbrances, except as set forth in Schedule A attached hereto;
(b)except pursuant to this Agreement and as set forth in Schedule A attached hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Shareholder is a party relating to the pledge, disposition or voting of any of the Shares and there are no voting trusts or voting agreements with respect to the Shares;
(c)such Shareholder does not beneficially own any FBI Stock other than (i) the Shares and (ii) any options, warrants or other rights to acquire any additional shares of FBI Stock or any security exercisable for or convertible into shares of FBI Stock set forth on the signature page of this Agreement; and
(d)such Shareholder has had an opportunity to obtain the advice of legal counsel prior to executing this Agreement.
2.Subject to Section 7 hereof, each Shareholder hereby agrees during the term of this Agreement to vote the Shares, and any additional shares of FBI Stock or other voting securities of FBI acquired by such Shareholder after the date hereof, (a) in favor of the approval and adoption of the Reorganization Agreement and the transactions contemplated thereby at the special meeting of shareholders of FBI called for the purpose of considering and voting upon the approval of the Reorganization Agreement and the transactions contemplated thereby (the “FBI Shareholder Meeting”) and (b) against approval of any Acquisition Proposal or any other proposal made in opposition to or in competition with this Agreement or the Reorganization Agreement (such Acquisition Proposal or other proposal, an “Opposing Proposal”) presented at the FBI Shareholder Meeting or any other meeting of shareholders held prior or subsequent to the FBI Shareholder Meeting or for which FBI otherwise seeks the approval of FBI’s shareholders.
3.Each Shareholder solely in his or her capacity as a shareholder and subject to Section 7, shall not, directly or indirectly solicit or initiate discussions or negotiations with, or entertain, discuss or negotiate with, or provide any information to, or cooperate with, any corporation, partnership, person or other entity or group (other than FBI or Farmers State Bank or affiliates thereof or officers, partners, employees or other authorized representatives of FBI or Farmers State Bank) concerning any actual or potential Opposing Proposal. Each Shareholder shall promptly advise FBI of each contact the Shareholder or any of the Shareholder’s representatives may receive from any Person relating to any Opposing Proposal or otherwise indicating that any Person may wish to participate or engage in any transaction arising out of any Opposing Proposal and shall provide FBI with all information that is reasonably requested by HBI and is reasonably available to the Shareholder regarding any such Opposing Proposal or possible Opposing Proposal, unless such Shareholder knows FBI has provided HBI with such information, and FBI shall in turn provide any such information to HBI. Each Shareholder shall not make any claim or join in any litigation alleging that the board of directors of FBI is required to consider, endorse or support any Opposing Proposal or to invite or seek any Opposing Proposal. Each Shareholder shall not take any other action that is reasonably likely to make consummation of the Merger less likely or to impair HBI’s ability to exercise any of the rights granted by the Reorganization Agreement.
4.While this Agreement is in effect, except as set forth in Schedule A attached hereto, each Shareholder shall not, directly or indirectly, (a) sell, transfer, assign, pledge, encumber, hypothecate, cause to be redeemed or otherwise dispose (any such transaction, a “Transfer”) of any or all Shares or any shares of FBI Stock subsequently acquired, (b) grant any proxy (other than solicited by the board of directors of FBI for the purpose of voting to approve the Agreement and the transaction contemplated thereby) or interest in or with respect to any Shares or (c) deposit any Shares of FBI Stock into a voting trust or enter into a voting agreement or arrangement with respect to any shares of FBI Stock or grant any proxy with respect thereto, other than to other members of the board of directors of FBI for the purpose of voting to approve the Reorganization Agreement and the transactions contemplated thereby. This Section 4 shall not prohibit (u) Transfers by operation of law, (v) Transfers to any member of the Shareholder’s family, subject to the transferee’s agreeing in writing to be bound by the terms of this Agreement, (w) Transfers for estate and tax planning purposes, including Transfers to relatives, trusts and charitable organizations, subject to the transferee agreeing in writing to be bound by the terms of this Agreement and the delivery of such agreement to HBI, (x) to the extent a Shareholder is a trust or estate, Transfers pursuant to the written instrument governing the same or a court order, subject to transferee agreeing in writing to be bound by the terms of this Agreement and the delivery of such agreement to FBI and Farmers State Bank, (y) Transfers to any other shareholder of FBI who has executed a copy of this Agreement on the date hereof, and (z) such Transfers as HBI may otherwise permit in its sole discretion in writing. Any attempted Transfer of Shares or any shares of FBI Stock subsequently acquired or any interest therein in violation of this Section 4 shall be null and void.
5.Each Shareholder acknowledges that HBI is relying on this Agreement in reviewing the business of FBI and its Subsidiaries, including without limitation, FBI Bank, in preparing a proxy statement/prospectus, in proceeding with the filing of applications for regulatory approvals and in undertaking other actions necessary for the consummation of the Merger. FBI and each Shareholder acknowledges that the performance of this Agreement is intended to benefit HBI and FBI.
6.This Agreement shall continue in effect until the earlier to occur of (a) the termination of the Reorganization Agreement in accordance with its terms, (b) the consummation of the Merger, or (c) twelve (12) months from the date hereof.
7.Notwithstanding anything to the contrary, nothing in this Agreement shall be deemed to prohibit, limit or restrict any actions or omissions taken by and of the Shareholders on behalf of FBI solely in the capacity of a director or officer of FBI or any of its Subsidiaries (if applicable) that such Shareholder believes is necessary to fulfill the Shareholder’s duties and obligations as a director or officer (if applicable), and no such actions or omissions shall be deemed a breach of this Agreement. Each Shareholder is executing this Agreement solely in such Person’s capacity as a shareholder of FBI.
8.Each Shareholder has the legal capacity, power and authority to enter into and perform all of the Shareholder’s obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms except as the enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors rights (whether enforced in law or in equity). If the Shareholder is married and his or her Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Shareholder’s spouse, enforceable against such spouse in accordance with its terms.
9.Each Shareholder hereby (a) confirms such Shareholder’s knowledge of the availability of the rights of dissenting shareholders under The General and Business Corporation Law of Missouri (the “GBCL”) with respect to the Merger and (b) confirms receipt of a copy of the provisions of the GBCL related to the rights of dissenting shareholders attached hereto as Annex A. Each Shareholder hereby waives and agrees not to assert, and shall use its best efforts to cause any of its Affiliates who hold of record any of the Shareholder’s Shares to waive and not to assert, any appraisal rights with respect to the Merger that the Shareholder or such Affiliate may now or hereafter have with respect to any Shares (or any other shares of capital stock of FBI that the Shareholder shall hold of record at the time that Shareholder may be entitled to assert appraisal rights with respect to the Merger) whether pursuant to the GBCL or otherwise.
10.This Agreement may not be modified, amended, altered or supplemented with respect to a particular Shareholder except upon the execution and delivery of a written agreement executed by each of HBI, FBI and the Shareholder. Any such amendment, modification, alteration or supplement shall only apply to the Shareholder(s) executing such written agreement and this Agreement shall remain in full force and effect with respect to Shareholders who do not execute such written agreement.
11.This Agreement may be executed in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
12.This Agreement, together with the Reorganization Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter contained herein. In the event of a conflict between the terms of this Agreement and the terms of the Reorganization Agreement, the terms of the Reorganization Agreement shall control.
13.All notices, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, mailed by first class mail (postage prepaid) or sent by email, courier or personal delivery to the parties hereto at the following addresses unless by such notice a different address shall have been designated:
If to HBI:
Hawthorn Bancshares, Inc.
132 East High Street
Jefferson City, Missouri 65101
Attention:     Brent M. Giles
    Martin Weishaar
Email:    bgiles@hawthornbank.com

    mweishaar@hawthornbank.com

With a copy (which shall not constitute notice) to:

Hunton Andrews Kurth LLP
1445 Ross Avenue, Suite 3700
Dallas, Texas 75202
Attention:    Beth A. Whitaker
Email:    bwhitaker@Hunton.com

If to FBI:

FSC Bancshares, Inc.
124 East Third Street
Cameron, Missouri 64429
Attention:    R. Michael Poland
Email:    mpoland@fscbank.com

With a copy (which shall not constitute notice) to:

Stinson LLP
1201 Walnut Street, Suite 2900
Kansas City, Missouri 64106
Attention:    McGregor K. Johnson
Email:    mcgregor.johnson@stinson.com

If to a Shareholder:
At the address set forth on such Shareholder’s signature page to this Agreement.
All notices sent by mail as provided above shall be deemed delivered three (3) days after deposit in the mail. All notices sent by courier as provided above shall be deemed delivered one (1) day after being sent and all notices sent by email shall be deemed delivered upon confirmation of receipt. All other notices shall be deemed delivered when actually received. Any party to this Agreement may change its address for the giving of notice specified above by giving notice as provided herein. Notices permitted to be sent via email shall be deemed delivered only if sent to such persons at such email addresses as may be set forth in writing (and confirmation of receipt is received by the sending party).
14.From time to time, at HBI’s request and without further consideration, each Shareholder shall execute and deliver such additional documents reasonably requested by HBI as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.
15.Each Shareholder recognizes and acknowledges that a breach by the Shareholder of any covenants or agreements contained in this Agreement will cause HBI to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore the parties hereto agree that, in the event of any such breach, HBI shall be entitled to seek the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief, without the necessity of posting bond or proving actual damages, in addition to any other remedy to which it may be entitled, at law or in equity.
16.Controlling Law; Venue.
(a)This Agreement and any claim, controversy or dispute arising under or related in any way to this Agreement and/or the interpretation and enforcement of the rights and duties of the parties hereunder or related in any way to the foregoing, shall be governed by and construed in accordance with the internal, substantive laws of the State of Missouri applicable to agreements entered into and to be performed solely within such state without giving effect to the principles of conflict of laws thereof.
(b)Any action, suit, litigation, arbitration, lawsuit, claim, proceeding, hearing, audit, investigation or dispute (whether civil, criminal, administrative, investigative, at law or in equity) (“Proceeding”) arising out of or relating to the matters contemplated by this Agreement must be brought in the courts of the State of Missouri, County of Clay, or, if it has or can acquire jurisdiction, in the U.S. District Court for the Western District of Missouri, Western Division (Kansas City, Missouri), and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of such Proceeding shall be heard and determined only in any such court, and agrees not to bring any Proceeding arising out of or relating to the matters contemplated by this Agreement in any other court. Each party acknowledges and agrees that the provisions of this Section 16 constitute a voluntary and bargained for agreement between the parties. Process in any Proceeding may be served on any party anywhere in the world.
17.EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR DISPUTE WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.
18.Except as otherwise provided herein, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns, but shall not be assigned by any party without the prior written consent of the other parties hereto. Nothing contained in this Agreement, express or implied, is intended to confer upon any Persons, other than the parties hereto or their respective successors, any rights, remedies, obligations, or Liabilities under or by reason of this Agreement.
19.Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable. In all such cases, the parties shall use Commercially Reasonable Efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HAWTHORN BANCSHARES, INC.

By:
    Brent M. Giles,
    Chief Executive Officer

FSC BANCSHARES, INC.

By:
    R. Michael Poland,
    President

[Signature Page to Voting Agreement – 1 of [x]]

SHAREHOLDER

Name:
Number of Shares:

Address for notice purposes:

[Signature Page to Voting Agreement – 2 of [x]]

SCHEDULE A

ANNEX A

DISSENTERS’ RIGHTS

351.455. Shareholder entitled to appraisal and payment of fair value, when--remedy exclusive

1. Any shareholder shall be deemed a dissenting shareholder and entitled to appraisal under this section if such shareholder:

(1)Owns stock of a corporation which is a party to a merger or consolidation as of the record date for the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote;
(2)Files with the corporation before or at such meeting a written objection to such plan of merger or consolidation;
(3)Does not vote in favor thereof if the shareholder owns voting stock as of such record date; and
(4)Makes written demand on the surviving or new corporation within twenty days after the merger or consolidation is effected for payment of the fair value of such shareholder's shares as of the day before the date on which the vote was taken approving the merger or consolidation.

2. The surviving or new corporation shall pay to each such dissenting shareholder, upon surrender of his or her certificate or certificates representing said shares in the case of certificated shares, the fair value thereof. Such demand shall state the number and class of the shares owned by such dissenting shareholder. Any shareholder who:
(1)Fails to file a written objection prior to or at such meeting;
(2)Fails to make demand within the twenty-day period; or
(3)In the case of a shareholder owning voting stock as of such record date, votes in favor of the merger or consolidation;
(4)shall be conclusively presumed to have consented to the merger or consolidation and shall be bound by the terms thereof and shall not be deemed to be a dissenting shareholder.

3. Notwithstanding the provisions of subsection 1 of section 351.230, notice under the provisions of subsection 1 of section 351.230 stating the purpose for which the meeting is called shall be given to each shareholder owning stock as of the record date for the meeting of shareholders at which the plan of merger or consolidation is submitted to a vote, whether or not such shareholder is entitled to vote.

4. If within thirty days after the date on which such merger or consolidation was effected the value of such shares is agreed upon between the dissenting shareholder and the surviving or new corporation, payment therefor shall be made within ninety days after the date on which such merger or consolidation was effected, upon the surrender of his or her certificate or certificates representing said shares in the case of certificated shares. Upon payment of the agreed value the dissenting shareholder shall cease to have any interest in such shares or in the corporation.

5. If within such period of thirty days the shareholder and the surviving or new corporation do not so agree, then the dissenting shareholder may, within sixty days after the expiration of the thirty-day period, file a petition in any court of competent jurisdiction within the county in which the registered office of the surviving or new corporation is situated, asking for a finding and determination of the fair value of such shares, and shall be entitled to judgment against the surviving or new corporation for the amount of such fair value as of the day prior to the date on which such vote was taken approving such merger or consolidation, together with interest thereon to the date of such judgment. The judgment shall be payable only upon and simultaneously with the surrender to the surviving or new corporation of the certificate or certificates representing said shares in the case of certificated shares. Upon the payment of the judgment, the dissenting shareholder shall cease to have any interest in such shares, or in the surviving or new corporation. Such shares may be held and disposed of by the surviving or new corporation as it may see fit. Unless the dissenting shareholder shall file such petition within the time herein limited, such shareholder and all persons claiming under such shareholder shall be conclusively presumed to have approved and ratified the merger or consolidation, and shall be bound by the terms thereof.
6. The right of a dissenting shareholder to be paid the fair value of such shareholder's shares as herein provided shall cease if and when the corporation shall abandon the merger or consolidation.

7. When the remedy provided for in this section is available with respect to a transaction, such remedy shall be the exclusive remedy of the shareholder as to that transaction, except in the case of fraud or lack of authorization for the transaction.